UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2012

ISRAMCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 West Loop South Suite 810 Houston Texas 77027
 (Address of principal executive offices, including Zip Code)

713-621-3882
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           On January 11, 2012, in accordance with the requirements of the Stipulation defined and described in Item 8.01 below, the Board of Directors of Isramco, Inc. adopted new Bylaws of Isramco, effective January 11, 2012.  The new Bylaws incorporated changes required under the Stipulation and updated the form and content of the previous bylaws.

Item 8.01    Other Events

On January 11, 2012, the Board of Directors of Isramco, Inc. held its first meeting following the 2011 Annual Meeting of the Shareholders of Isramco.   At this meeting, the Board elected officers and determined to reduce the size of  the board to six members rather than to add a director to replace [Marc Kalton,] a director who was not re-elected at the Annual Meeting of Shareholders.

The Board also adopted new Bylaws, Corporate Governance Guidelines, charters for its Nominating and Corporate Governance, Compensation and Audit Committees, and took other actions the Company had agreed to take in accordance with the terms of the Stipulation of Settlement (the “Stipulation”) entered into by the company in Cause No. 2009-34535; In Re Isramco, Inc. Shareholder Derivative Litigation; In the 55th Judicial District Court of Harris County, Texas. The Stipulation is described and been filed as an Exhibit to the Company’s  Report on Form 8-k previously filed with the Securities and Exchange Commission on August 30, 2011. The new Bylaws have been filed as Exhibit 3(ii) to this Report. The Corporate Governance Guidelines have been filed as Exhibit 99.1 to this Report. The Nominating and Corporate Governance Committee Charter has been filed as Exhibit 99.2 to this Report. The Audit Committee Charter has been filed as Exhibit 99.3 to this Report.  The Compensation Committee Charter has been filed as Exhibit 99.4 to this Report.

The Board elected or re-elected the following officers:

1.	Haim Tsuff – Chairman of the Board, Chief Executive Officer, and President
2.	Edy Francis – Chief Financial Officer and Treasurer
3.	Curt L. Warnock – Legal Counsel and Corporate Secretary

The Board also made a determination pursuant to the Corporate Governance Guidelines and NASDAQ rules that Max Pridgeon, Asaf Yarkoni, Fran Sluiter and Itai Ram are “independent directors”.  The Board also elected Max Pridgeon as “Lead Independent Director” as described in the Stipulation. The Board also made the following appointments to the each of the Board Committees:

1.	Audit Committee – Asaf Yarkoni, Fran Sluiter, Max Pridgeon
2.	Compensation Committee – Max Pridgeon, Itai Ram and Joseph From.
3.	Nominating and Corporate Governance Committee – Max Pridgeon, Asaf Yarkoni, Haim Tsuff.
4.	Conflict Committee –Asaf Yarkoni and Fran Sluiter.

The Nominating Committee in 2011 had previously consisted of Haim Tsuff, Max Pridgeon and Marc Kalton, By reason of Mr. Tsuff’s service on the Nominating Committee all of the members of the Nominating Committee were not independent directors within the meaning of the NASDAQ Rules. In addition, by reason of Joseph From’s appointment to the Compensation Committee, all of the members of the Compensation Committee are not independent directors within the meaning of the NASDAQ rules.  Rule 5615 of the NASDAQ rules allows a “Controlled Company” to have a nominating committee and a compensation committee that do not consist solely of independent directors. The Company believes that it was a “Controlled Company” in 2011 and continues to be a “Controlled Company” within the meaning of the NASDAQ rules. This is because at all times during 2010 through the date of this Report, a majority of its shares are controlled by Haim Tsuff. The Company maintains a Nominating Committee and a Compensation Committee that do not consist solely of independent directors in reliance upon Rule 5615.

The Board also approved, effective January 1, 2011, an amendment to the contract between Isramco, Inc. and Goodrich Global Ltd. that had been previously amended and restated November 24, 2008.  The amendment, which is filed as Exhibit 10.1 to this Report, was to remove the provision that provided for under certain circumstances “Supplemental Payment” of pre-tax recorded profit to Haim Tsuff, as required pursuant to the Stipulation.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description of Exhibits

3(ii)                      Bylaws of Isramco Inc.
10.1                      Amendment to Goodrich Agreement
99.1                      Corporate Governance Guidelines
99.2                      Charter of the Nominating and Corporate Governance Committee
99.3                      Charter of Audit Committee
99.4                      Charter of Compensation Committee

.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

DATED: January 18, 2012	By:	/s/ Haim Tsuff
Haim Tsuff
Chief Executive Officer